UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2023

One World Products, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-56151	61-1744826
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6605 Grand Montecito Parkway, Suite 100, Las Vegas, NV	89149
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (800) 605-3201

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.04 is incorporated by reference into this Item 1.01.

Item 1.03. Bankruptcy or Receivership.

One World Products, Inc., a Nevada corporation (the “Company,” “we” or “us”) plans to be a producer of raw cannabis and hemp plant ingredients for both medical and industrial uses across the globe. The Company is a holding company and conducts its business through its wholly-owned subsidiaries. The Company’s principal subsidiary is One World Products Pharma SAS, a Colombian company (“OWP-Colombia”) which has received licenses from Colombian regulators to cultivate, produce, distribute and export the raw ingredients of the cannabis and hemp plant for medicinal, scientific and industrial purposes. OWP-Colombia owns land in Colombia where the Company will cultivate cannabis crops and owns extraction and distillation equipment which the Company purchased for approximately $1.2 million, which is currently held in a warehouse facility. The Company is also in the process of securing a new warehouse and operations facility in the Bogota Free Trade Zone.

Due to challenging economic conditions and under prior management, OWP-Colombia experienced significant operational and managerial challenges over the past several years, resulting its accumulation of financial obligation of approximately $1.2 million, which are substantially past due. Without adequate resources and in an effort to forestall the imposition of interest, late charges, fines and any court-mandated order(s) to cease operations, OWP-Colombia filed for protection under Colombian Law 1116 of 2006, which is the primary legislation governing business insolvency proceedings (restructuring and liquidation) (“Reorganization Proceedings”) in Colombia on December 22, 2023. During the Reorganization Proceeding, management intends to satisfy OWP-Colombia’s continuing financial obligations through the negotiation and/or settlement with creditors and the Colombian governmental authorities. Subject to court approval, the Company intends to continue normal operations during the Reorganization Proceeding. At this time, the Company cannot predict the length of time of the Reorganization Proceeding.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Restructuring Petition constituted an event of default that could have accelerated obligations under a promissory note in the amount of $300,000 which AJB Capital Investments, LLC (the “Lender”) advanced to the Company on June 23, 2023. Effective as of December 21, 2023, the Lender signed a letter waiving any events of default based on the filing of the Reorganization Proceeding, which waiver will continue until OWP-Colombia emerges from and/or the Reorganization Proceeding is terminated as determined by an order of the court.

Item 7.01 Regulation FD Disclosure.

The reorganization and continuing operations of OWP-Colombia will not impact the efforts of the Company to operationalize the partnership and distribution agreements with Smokiez Edibles and Kx Family Care, which are coordinated and managed through the Company’s U.S. team while allowing for local implementation.

The Company intends to acquire a Colombian subsidiary domiciled within the Bogota Free Trade Zone that will possess all requisite licenses for the cultivation, production, distribution and export of cannabis and hemp infused products. We anticipate this process to be completed within four to six weeks and revenue generation commencing thereafter. In addition, the Company will continue to pursue its business strategy described in is press releases and filings with the Securities and Exchange Commission, which are publicly available at the SEC website at www.sec.gov.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may be considered forward-looking statements, including statements with respect to the Company’s pursuit of bankruptcy protection. Forward-looking statements generally relate to future events and can be identified by terminology such as “may,” “should,” “could,” “might,” “plan,” “possible,” “strive,” “budget,” “expect,” “intend,” “estimate,” “believe,” “predict,” “potential,” “pursue,” “aim,” “goal,” “mission,” “anticipate” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which include the following: risks and uncertainties relating to the Company’s reorganization proceeding, including but not limited to, the Company’s ability to obtain court approval with respect to motions in the Reorganization Proceeding, the effects of the Reorganization Proceeding on the Company and on the interests of various constituents, the rulings of the bankruptcy court in Colombia (the “Bankruptcy Court”) in the Reorganization Proceedings and the outcome of the Reorganization Proceeding, in general, the length of time the Company will operate under the Reorganization Proceedings, risks associated with any third-party motions in the Reorganization Proceedings, the potential adverse effects of the Reorganization Proceedings on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; the conditions to which the Company’s cash collateral or equipment is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the consequences of the acceleration of the Company’s debt obligations and the trading price and volatility of the Company’s common stock, and the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and other documents filed by the Company from time to time with the SEC. Forward-looking statements speak only as of the date they are made. Investors are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

One World Products, Inc.

Date: January 19, 2024

By:	/s/ Dr. Kenneth Perego, II
Name:	Dr. Kenneth Perego, II
Title:	Vice Chairman of the Board